Exhibit 25.1

Form T-1

Securities and Exchange Commission

WASHINGTON, D.C.  20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)       ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

John C. Hitt, Jr.
Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois  60603
(312) 845-3000

(Agent for Service)

Harley-Davidson Motorcycle Trust 2005-2

(Exact name of obligor as specified in its charter)

Delaware	Not yet received
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE	19890-0001
(Address of principal executive offices)	(Zip code)

Motorcycle Contract Backed Notes,
Class A-1, Class A-2 and Class B

(Title of the indenture securities)

Item 1.             General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

NAME	ADDRESS
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.             Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.       List of Exhibits.

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.                                       A copy of certificate of authority of the trustee to commence business.  (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers.  (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.                                       A copy of the existing by-laws of the trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.                                       Not applicable.

6.                                       The consent of the trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.                                       Not applicable.

9.                                       Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 26th day of May, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/	Cynthia L. Davis
	Name:	Cynthia L. Davis
	Title:	Vice President

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EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION
OF

THE BANK OF NEW YORK TRUST COMPANY, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California  90017

At the close of business December 31, 2004, published in accordance with Federal regulatory authority instructions.

THOUSANDS OF DOLLARS
ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	5,975

Interest-bearing balances	- 0 -

Securities:

Held-to-maturity securities	79

Available-for-sale securities	27,506

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold	31,000

Securities purchased under agreements to resell	111,000

Loans and lease financing receivables:

Loans and leases held for sale	- 0 -

Loans and leases, net of unearned income	- 0 -

LESS: Allowance for loan and lease losses	- 0 -

Loans and leases, net of unearned income and allowance	- 0 -

Trading assets	2,356

Premises and fixed assets (including capitalized leases)	- 0 -

Other real estate owned	- 0 -

Investments in unconsolidated subsidiaries and associated companies	- 0 -

Customers’ liability to this bank on acceptances outstanding	- 0 -

Intangible assets:

Goodwill	237,448

Other Intangible Assets	17,376

Other assets	35,890

TOTAL ASSETS	$468,630

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THOUSANDS OF DOLLARS
LIABILITIES

Deposits:

In domestic offices

Noninterest-bearing

Interest-bearing

Not applicable

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased	- 0 -

Securities sold under agreements to repurchase	- 0 -

Trading liabilities	- 0 -

Other borrowed money:

(includes mortgage indebtedness and obligations under capitalized leases)	58,000

Not applicable

Bank’s liability on acceptances executed and outstanding	- 0 -

Subordinated notes and debentures	- 0 -

Other liabilities	46,904

TOTAL LIABILITIES	$113,964

Minority interest in consolidated subsidiaries	- 0 -

EQUITY CAPITAL

Perpetual preferred stock and related surplus	- 0 -

Common stock	1,000

Surplus	294,040

Retained earnings	59,681

Accumulated other comprehensive income	(55)

Other equity capital components	- 0 -

Total equity capital	$354,666

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$468,630

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I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro	)	Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Mark P. Brown	)
Patrick E. Curtin	)	Directors
John M. Dowd	)
Robert L. Griffin	)
Richard G. Jackson	)
Michael K. Klugman	)
Keith N. Kuhn	)
George G. Lagoa	)
Michael F. McFadden	)
Gary N. Nazare	)
Karen B. Peetz	)
Michael J. Pellino	)
Patrick Tadie	)

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